CHINA 3C GROUP

Piper Jaffray Consumer Conference

June 2007

Safe Harbor Statement

This presentation contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slow down affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-KSB, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

CHINA 3CGROUP

Summary

- 50x+ Inventory Turnover Per Year
- "Store in a Store" concept requires low overhead
- Solid Free Cash Flow and Balance Sheet
- Seasoned Management Team

CHINA 3C GROUP

Who We Are (CHCG)

- China's Largest "Store in a Store" Electronics Retailer
  - 900+ Stores in Q1 '07
  - Located in Major Mega Retailers such as Gome, Suning, and Carrefour
  - Average 200 - 300 sq ft.
- Wholesale Distribution Business to Retailers (30% of Sales)
- Four Complementary Product Lines
  - Cell Phones and Other Phones - 37%
  - MP3 and Other Audio Products - 29%
  - Fax Machines and Printers - 19%
  - CD, DVD, Cameras and TV - 15%
- Nevada Corporation

CHINA 3CGROUP

"Store in a Store" a leased space in a mega store


SUNING
苏宁电器
SUNING
SUNING

CHINA 3CGROUP

Market Dynamics

- Chinese Middle Class Growing Quickly
- Electronic Products Important to Chinese Consumer
- Over 500 Million Cell Phones In Use In China (Very Few Land Lines)
- Rising Number of Small Businesses Requiring Electronic Products

CHINA 3C GROUP

Market Dynamics (cont'd)

- Cell Phones, iPods, Other Products "Replaced" Often
  - New Products
  - Fashion Statement
  - Accessories

- Major Super Market Stores Are Consolidating Market Throughout China

CHINA 3C GROUP

Market


Shanghai
Jiangsu Province
Zhejiang Province

Shanghai, Jiangsu Province and Zhejiang Province Produce 22% of China's Total GDP

Eastern China Market

- Shanghai
  - Experienced 14% Growth for the Last 14 Years
  - 2005 Nominal GDP Rose to $114 Billion, 11.1% Growth
- Zhejiang Province
  - 4th in GDP in China, 2005 Nominal GDP $167 Billion
  - Annual Increase in GDP of 13% Between 1978 to 2002
- Jiangsu Province
  - 2nd in Total GDP, 2003 Nominal GDP $150.42 Billion
  - Annual Growth Rate of 13.5%

CHINA 3C GROUP

“Store in a Store” Business Model

- Multiple “Store in a Store” Concepts
  - Facilitates Faster Store Expansion: 1-4 Stores Per Location
  - Store Payroll Reduced As 1 Salesperson Can Handle Multiple Stores
  - Distribution Costs Reduced As Stores Receive Deliveries Daily

- Wholesale Business Provides Greater Buying Power With Suppliers and Facilitates Distribution to Stores

- Relationships With Key Mega Store Retailers Facilitates Rapid Store Expansion in Other Provinces

"Store in a Store" Economics

- High Inventory Turnovers
  - Q1 sales $83 Million
  - Average Inventory $3.7 Million
  - 50x+ Inventory Turnover Per Year (Based on Cost of Goods Sold)
- Accounts Receivable Average 30 Days
- Gross Margins—20-25% retail, 10% wholesale

CHINA 3C GROUP

New Store Prototype – "Store in a Store"

Ave. Size	200 - 300 sq. ft.
Ave. Capital Expenditures	$15,000 per store
Ave. Inventory	$ 6,000 per store
ROI annualized	200% +

SALES PER FT	$1,100
SALES	$300,000
MERCHANDISE GROSS PROFIT 19%	57,000
LEASE COSTS AVE.	$15,000
Other Costs	$6,000
STORE INCOME	$36,000

CHINA 3CGROUP

“Store in a Store” Growth


150
FY ’05
800
FY ’06
913
Q1 ’07
1,200
FY ’07
4,000
FY ’10

3C Store Locations

- Store Locations
  - Gome
  - Carrefour
  - Trust Mart/WalMart
  - Suning
  - Smaller stores

CHINA 3CGROUP

Company Growth Potential

- Sales
  - $148 Million in 2006 (Actual)
  - $360 - $380 Million in 2007 (Est)
  - $1 Billion by the End of 2010 (Est)
- Profit Guidance
  - $11.28 Million (Actual)
  - $27 to $28.5 Million in 2007 (Est)
  - Diluted EPS $0.50 -$0.54 in 2007 (Est)
- Shares Outstanding 52.7 million

CHINA 3C GROUP

Sales Growth

▪ FY '05 $32.6M	FY '06 $148.2M	355% Increase
▪ Q1 '06 $13.5M	Q1 '07 $84.5M	526% Increase

CHINA 3C GROUP

Earnings Growth

- Gross Profit Margin
  - 2005 12.7% | 2006 15.4% | Q1 '06 14.3% | Q1 '07 16.5%

2005	2006	Q1 '06	Q1 '07
12.7%	15.4%	14.3%	16.5%

- Net Income

FY '05	FY '06	
$1.4M	11.28M	673% Increase
Q1 '06	Q1 '07	
$914k	$6.46M	607% Increase

- EPS

FY '05	FY '06	2007E
$0.04	$0.24	$0.50-$0.54
Q1 '06	Q1 '07	
$0.02	$0.12	

CHINA 3CGROUP

Balance Sheet (in thousands)

	03/31/2007	12/31/2006
Cash	$ 9,085	$ 6,498
Accounts receivable	$ 10,678	$ 8,013
Current Assets	$ 27,865	$ 19,573
Total Assets	$ 48,352	$ 39,987
Total Liabilities	$10,112	$9,061
Inventory	$ 4,624	$ 2,215

CHINA 3C GROUP

Income Statement (in thousands)

	03/31/2007	3/31/2006
Sales	$ 84,523	$ 13,451
Cost of Sales	$ 70,591	$ 11,521
Gross Profit	$ 13,932	$ 1,930
Net Income	$ 6,464	$ 914

Management

- Zhenggang Wang
  - CHCG Chairman & Chief Executive Officer
  - Founded ZYXD in 1997
  - Chairman and CEO of ZYXD
  - May 1999, Wang established HWDA.

- Jian Liu
  - CHCG Chief Financial Officer
  - CFO of ZYXD since 2002.
  - 1998-2002, CFO of Beijing Liao Hua Group, steel products producer.

CHINA 3C GROUP

Board of Directors

- Ken Berents, Audit Committee Chair
- Wei Kang Gu
- Joe Levinson
- Todd Mavis
- Rongjin Wang
- Zhenggang Wang, Chairman
- Chenghua Zhu
- Mingjin Zhu

Outlook

- Work Force to Exceed 2,000 Employees by the End of 2007
- Looking to Expand Operations Into All of China
- By the End of 2010, Expect to Have 4,000 "Store in a Store" With Annual Revenue of $1 Billion
- Anticipates Acquisitions to Play a Major Role in Growth

Summary

- 50x+ Inventory Turnover Per Year
- Rapidly Expanding Chinese Middle Class As Core Customer Base
- Solid Cash Flow and Balance Sheet
- Seasoned Management Team

CHINA 3C GROUP

CHINA 3CGROUP

Thank you!